UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2022

COMPUTER PROGRAMS AND SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49796	74-3032373
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

54 St. Emanuel Street, Mobile, Alabama 36602

(Address of Principal Executive Offices, including Zip Code)

(251) 639-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	CPSI	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors (the “Board”) of Computer Programs and Systems, Inc. (the “Company”) adopted an amendment and restatement of the Computer Programs and Systems, Inc. 2019 Incentive Plan (as amended and restated, the “Amended and Restated Plan”) on March 10, 2022 and submitted the Amended and Restated Plan for stockholder approval at the 2022 Annual Meeting of Stockholders of the Company on May 12, 2022 (the “2022 Annual Meeting”). The Company’s stockholders approved the Amended and Restated Plan at the 2022 Annual Meeting. The Amended and Restated Plan increased the number of shares of the Company’s common stock available for issuance under the 2019 Incentive Plan by 1,085,000 shares.

The description of the terms of the Amended and Restated Plan contained herein and in the Company’s Proxy Statement on Schedule 14A (the “2022 Proxy Statement”) filed with the Securities and Exchange Commission (the “Commission”) on March 30, 2022 is qualified in its entirety by the copy of the Amended and Restated Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s 2022 Annual Meeting was held on May 12, 2022. Summarized below are descriptions of the matters voted on at the 2022 Annual Meeting and the final results of such voting:

Proposal 1 – Election of Three Class II Directors. The stockholders elected each of the director nominees to serve as a Class II director until the Company’s 2025 Annual Meeting of Stockholders and until a successor has been duly elected and qualified. The three nominees were current Class II directors of the Company who were re-elected. The result of the vote taken at the 2022 Annual Meeting was as follows:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
J. Boyd Douglas	12,185,296	278,284	755	907,689
Charles P. Huffman	11,718,021	744,477	1,837	907,689
Denise W. Warren	12,335,482	128,478	375	907,689

Proposal 2 – Approval of the Amendment and Restatement of the 2019 Incentive Plan. The stockholders approved the adoption of the Amended and Restated Plan. The result of the vote taken at the 2022 Annual Meeting was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,745,254	711,381	7,700	907,689

Proposal 3 – Advisory Vote on Executive Compensation. The stockholders adopted a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s 2022 Proxy Statement in accordance with the compensation disclosure rules of the Commission. The result of the vote taken at the 2022 Annual Meeting was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,264,489	187,957	11,889	907,689

Proposal 4 – Ratification of Appointment of Independent Registered Public Accountants. The stockholders ratified the appointment of Grant Thornton LLP as the independent registered public accountants of the Company for the year ending December 31, 2022. The result of the vote taken at the 2022 Annual Meeting was as follows:

Votes For	Votes Against	Abstentions
12,992,359	378,478	1,187

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

The following exhibit is filed herewith:

Exhibit Number	Description

10.1	Computer Programs and Systems, Inc. Amended and Restated 2019 Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER PROGRAMS AND SYSTEMS, INC.

Date: May 13, 2022	By:	/s/ J. Boyd Douglas
J. Boyd Douglas
President and Chief Executive Officer

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